Letter to Shareholders
Technology Development Progress Update
XsunX Achieves 15.09% CIGS Efficiency
Date: 10/26/2010

To Our Valued Shareholders,

This week we are pleased to share with you our next CIGS conversion efficiency milestone of 15.09 percent. It was only one week ago that we reported successfully fabricating cell devices based upon the Company’s CIGSolar™ technology that surpassed 14 percent conversion efficiency.

Achieving these high efficiencies in the relatively short period of time since the addition of thermal co-evaporation to our CIGS process only underscores our assertion that small-area, co-evaporation production provides the best platform to deliver the highest efficiency CIGS based solar cells necessary to compete with, and potentially replace, silicon photovoltaic (PV) technologies.

We are very excited with these results. Our goal has been to deliver to the market, and to our shareholders, a better manufacturing solution and use for CIGS. While there is still work to accomplish, our recent and rapid gains in CIGS conversion efficiencies helps to substantiate our direction.

Recently XsunX has been receiving letters from shareholders asking how XsunX thinks it competes with other CIGS technologies. This is a great question and one that we are very happy to address. What XsunX has done is taken a different path than the rest of the CIGS industry by focusing on identifying a large opportunity: the replacement of silicon within an existing multi-billion dollar supply chain. We are not focused on trying to do the same thing better than the competition in the CIGS thin-film arena. We do not believe that there are significant gains to be achieved for the use of CIGS by simply spending more time trying to improve the limitations to current thin-film manufacturing techniques, or product design.

That does not mean that we believe all other CIGS solutions will fail, quite to the contrary. Virtually all markets have numerous suppliers competing on different levels or within different segments of a market. The electronics industry, transportation, cars, and now solar provide examples of market segmentation. XsunX’s CIGSolar™ technology is working to address a very specific and large segment of the solar market by replacing silicon with lower cost high efficiency CIGSolar™ cells.

Deposition of the CIGS cell layer is conducted on full size 125 mm square substrates.  Test configurations used to measure our efficiency results are identical to that used by the National Renewable Energy Laboratory, and our AM1.5 solar simulator used for testing is calibrated daily using a reference solar cell calibrated by National Institute of Standards and Technology (NIST).

Thank you for your continued support and interest in our company. As we make progress, we look forward to reporting back to you.  As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

Tom Djokovich, CEO, XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.